Calculation of Filing Fee Tables
S-4
Bunge Global SA
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	2.000% Senior Notes Due 2026	Other	579,763,000		$ 579,763,000.00	0.0001531	$ 88,761.72
Fees to be Paid	2	Other	Guarantee of 2.000% Senior Notes Due 2026	Other				0.0001531	$ 0.00
Fees to be Paid	3	Debt	4.900% Senior Notes Due 2027	Other	439,733,000		$ 439,733,000.00	0.0001531	$ 67,323.12
Fees to be Paid	4	Other	Guarantee of 4.900% Senior Notes Due 2027	Other				0.0001531	$ 0.00
Fees to be Paid	5	Debt	3.200% Senior Notes Due 2031	Other	598,591,000		$ 598,591,000.00	0.0001531	$ 91,644.28
Fees to be Paid	6	Other	Guarantee of 3.200% Senior Notes Due 2031	Other				0.0001531	$ 0.00
Fees to be Paid	7	Debt	5.250% Senior Notes Due 2032	Other	299,800,000		$ 299,800,000.00	0.0001531	$ 45,899.38
Fees to be Paid	8	Other	Guarantee of 5.250% Senior Notes Due 2032	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,917,887,000.00		$ 293,628.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 293,628.50
Offering Note
[1]	Represents the aggregate principal amount of notes to be offered in the exchange offer to which the registration statement on Form S-4 relates. The value of the securities to be cancelled upon the issuance of Bunge Limited Finance Corp.'s 2.000% Senior Notes Due 2026, 4.900% Senior Notes Due 2027, 3.200% Senior Notes Due 2031, and 5.250% Senior Notes Due 2032 registered on this registration statement on Form S-4, calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act"), is equal to the principal amount of such securities.

[2]	Bunge Global SA will guarantee the obligations of Bunge Limited Finance Corp. under the 2.000% Senior Notes Due 2026, the 4.900% Senior Notes Due 2027, the 3.200% Senior Notes Due 2031, and the 5.250% Senior Notes Due 2032. No separate consideration will be received for the guarantee. The guarantees are not traded separately. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due with respect to the guarantees.

[3]	See offering note 1.

[4]	See offering note 2.

[5]	See offering note 1.

[6]	See offering note 2.

[7]	See offering note 1.

[8]	See offering note 2.